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                                                                  Exhibit 10.11

                           SEPARATION AGREEMENT AND
                      GENERAL WAIVER AND RELEASE OF CLAIMS

      This Separation Agreement and General Waiver and Release of Claims (hereinafter the "Agreement") is entered into by and between Eddie Bauer, Inc. (the "Company") and Richard Fersch ("Employee").

     In consideration of the mutual covenants and obligations set forth below, the parties agree as follows:

     1.   Payment to Employee. Provided that Employee and the Company elect
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to enter into this Agreement and it has become final and irrevocable pursuant to paragraph 5 below, Employee shall receive the benefits described on Exhibit A hereto.

     2.   Release by Employee. In consideration of this Agreement, Employee for
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himself, his attorneys, heirs, executors, administrators, and assigns does hereby fully, finally, and forever release and discharge the Company, its parent corporations, subsidiaries, related companies, and their successors, assigns, officers, employees, directors, agents, and representatives (the "Released Parties"), of and from all claims, demands, actions, causes of actions, suits, damages, losses, expenses, attorneys' fees and controversies of any and every nature whatsoever arising from the beginning of time until the date of this Agreement including, but not limited to, any claims arising from, or relating in any way to, Employee's employment as well as Employee's termination of employment from the Company, or other circumstance arising from or related to Employee's termination of employment with the Company. Employee agrees not to sue or otherwise pursue any claim against the Company or the Released Parties for any matter arising under the Age Discrimination in Employment Act, the Fair Labor Standards Act, the Worker Adjustment and Retraining Notification Act of 1988, Title VII of the Civil Rights Act of 1964, as amended, the Equal Pay Act, the Americans With Disabilities Act, the Family and Medical Leave Act, the Washington Law Against Discrimination in Employment and any other federal, state, or local statute/ordinance/regulation or common law, excepting only claims under the Workers' Compensation laws.

This release shall not apply to claims, demands, actions or causes of action arising out of the performance or non-performance by any person of any term, covenant or condition of this Agreement.

     3.   Additional Representations and Warranties of Employee. Employee hereby
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further agrees, represents and warrants:

     a.   That as of the date of his termination of employment, Employee will return to the Company all Company property, including without limiting the generality of the foregoing, any keys, computerized access cards, records, reports, proposals, lists, correspondence, computer disks, Company documents (except for a copy of Employee's performance reviews), nor does Employee have knowledge of any Company property having been misappropriated by Employee or any other party.

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     b.   He shall not seek employment with the Company or any of its subsidiaries or affiliates at any time in the future. However, the Company may, in its sole discretion, elect to waive this provision if it so chooses; such a waiver shall be effective only if it is in writing and signed by the CEO & President of the Spiegel Group.

     c. That all cash and excess travel advances and other overpayments Employee has received which have not been repaid in full to the Company may be deducted from the consideration described in Section 1.

     d. That he will cooperate fully, subject to reimbursement by the Company of reasonable out-of-pocket costs and expenses, with the Company and its counsel with respect to any legal matter (including any litigation, investigation or governmental proceeding) which relates to matters with which Employee was involved or acquired knowledge during his employment with the Company. Such cooperation includes appearing from time to time at meetings for conferences and interviews and in general providing the Company, its officers and its counsel with the full benefit of Employee's knowledge with respect to any matter related to the Company. Employee agrees to render such cooperation in a timely fashion and at such times as requested by the Company.

     e. That he will not disparage, publicly or privately, the Company or its subsidiary or affiliated companies or any of their respective employees or products.

     f. Agrees that during his employment and for the one year (1) year period commencing with the date of his termination of employment with the Company, not to cause, induce, or assist, either directly or indirectly, any exempt (as defined under the Fair Labor Standards Act) level, supervisory and/or management employee who was employed by the Company during a twelve month period either before or after the date of Employee's execution of this Agreement ("Prohibited Employee") to become employed, either directly or indirectly, by Employee or any entity which either directly or indirectly employs him/her. For each breach of this provision by Employee during said one (1) year period, in addition to the other rights and remedies available to the Company as provided in this Agreement, Employee hereby agrees to pay the Company, not as a penalty but as liquidated damages to reimburse the Company for training and recruiting costs incurred in replacing such Prohibited Employee, a sum equal to fifty percent (50%) of the employee's annual salary as of the date of the Prohibited Employee's termination of employment with the Company. Employee hereby agrees that in the event a Prohibited Employee becomes employed by Employee or his/her employer and is within the chain of Employee's reporting structure (i.e., reports either directly or indirectly to him/her or the person to whom he/she reports), shall be deemed to be a breach of this Agreement and the Company shall be entitled to all of the rights and remedies at law, equity and/or as provided in this Agreement.

     Employee further agrees that during his employment and for the one (1) year period commencing with his date of termination of employment from the Company, to refer all requests for references for current (as of the date of such

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     request) or former employees of the Company to the Human Resources
     Department of Company and to provide no information whatsoever regarding any current or former employee, unless the Vice President for Human Resources of the Company specifically authorizes Employee in writing to respond to such request. As used in this sentence, "former employees" shall mean persons who were employed by the Company within two (2) years of the date of such request for information.

     g. That Employee has voluntarily resigned his employment with the Company.

     h. Any breach of Employee's obligations, representations or warranties under any provision of this Section 3 of the Agreement will cause irreparable damage to the Company and therefore, in addition to any other remedies at law or in equity or under this Agreement available to the Company for his/her breach or threatened breach of this Agreement, the Company is entitled to specific performance or injunctive relief against Employee to prevent such damage or breach.

Employee further agrees that in addition to any rights of the Company at law or in equity, he will reimburse the Company for all costs and expenses incurred by the Company in connection with collecting any amounts due from him under this
Section 3 and that as of the date of any breach whatsoever by him of any of his obligations under this Agreement, the Company shall have no further obligation and is hereby released by Employee from any obligations to continue to make any future payments or provide any part of the consideration described in Section
1. Employee agrees that the consideration paid to him through the date that the breach occurred shall be deemed to be sufficient consideration for Employee in exchange for his obligations, representations and promises made under this Agreement. Failure of Employee to continue to perform his obligations under this Section 3 shall be deemed to be a breach and entitle the Company to the remedies set forth in this Agreement in addition to any other rights or remedies available at law or in equity,

     4. CONFIDENTIALITY. Employee agrees not to disclose to any person any
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confidential and/or proprietary information learned during the course of his/her employment with the Company. "Confidential and proprietary information" includes any information or materials concerning the Company's business, technical or otherwise, which is not known to the public at large or not generally known to the employees of the Company except on a need to know basis based on Employee's specific job duties for which such information is required in order to accomplish their specific job objectives as designated by the Company. It includes, but is not limited to information and materials developed, collected or used by Company personnel and information disclosed to the Company by its employees, agents or representatives. Confidential and proprietary information may relate to the past, present or future and may concern, but is not limited to, business strategies, financial data, business plans, technology, contract provisions, client lists or personnel data or information and need not necessarily be reduced to a tangible form.

     Employee hereby further warrants and represents that as of the date of his execution of this Agreement, he has returned to Martin Zaepfel and/or Michelle

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Clements, all Company materials and information including all copies thereof, including without limiting the generality of the foregoing, any records or documents he prepared or received while employed by the Company and all confidential and proprietary information or other information of or related to the Company which Employee acquired during his employment (other than copies of Employee's own performance review or other materials which as of the date of this Agreement have been widely disseminated by the Company to the public-at-large). Employee hereby further represents that as of the date of his execution of this Agreement, he has not disclosed to any person, other than any employee of the Company (on a need to know basis) any confidential or proprietary information to which Employee has had access during his employment.

     Employee further agrees not to disclose the settlement amount, any term of this Agreement to any other person or entity except to his spouse, his attorney retained in connection with this matter, his financial planner and such disclosure as is necessary for tax purposes, or as otherwise required by law. Employees agree that each of the foregoing parties shall also be bound by this commitment of Confidentiality and Employee shall be responsible for any disclosure by them.

     Employee hereby warrants and represents that he has not made any disclosures to date prohibited by this Agreement.

     Upon request from time to time based upon the Company's reasonable belief that a breach of this Agreement has occurred, Employee agrees to respond to any inquiry related to such suspected breach within ten (10) days of receipt of such inquiry, including providing verification whether a breach of this Agreement has occurred. Failure to timely furnish such verification shall be deemed to be prima facie evidence of a breach of Employee's obligations under this Section 4.

     This confidentiality provision is a material term of this Agreement. In the event of any breach of Employee's obligations under this Section 4, including any misrepresentation of the representations and warranties contained herein, Employee hereby agrees to pay the Company, not as a penalty, but as liquidated damages an amount equal to the Additional Compensation described in
Section 1 and to reimburse the Company for all costs and expenses incurred by the Company as a result of such breach including reasonable attorney fees and other costs incurred in connection with or related to the collection of any amounts due.

     5.   Employee acknowledges and understands that:

     a. he is advised to consult with an attorney before signing this Agreement which contains a general release and waiver of claims;

     b. he has been given a period of at least 21 days from the date of presentment of this Agreement within which to review and consider this Agreement before signing it. Employee further understands that if he elects to accept the conditions of this Agreement, he will advise the Company accordingly by delivering three (3) executed copies of this Agreement to the Company on or prior to the close of business on January 11, 2002. A copy of this Agreement was originally delivered to Employee on or about December 20,2001;

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     c.   he may revoke this Agreement by providing written notice to the
Company within seven (7) days following its execution. Any notice of revocation of this Agreement shall not be effective unless given in writing and received by the Company via personal delivery, overnight courier or U .S. Mail, postage prepaid, to the following address:

     Al Kearney
     Spiegel Management Group, Inc.
     3500 Lacey Road
     Downers Grove, IL 60515

     d. This Agreement shall become effective and enforceable after expiration of the revocation period described in c. above and execution of this Agreement by the Company.

     6. Employee represents and warrants that, in connection with his/her decisions to accept the severance benefits and execute this Agreement, he/she has not relied on any representations, promises, or agreements of any kind except for those set forth in this Agreement.

     7. Employee represents and warrants that his/her decision to enter into this Agreement is completely voluntary and uncoerced, and that he/she is entering into this Agreement with a full understanding of its terms and effect.

     8. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Washington, the state and/or federal courts of which shall have sole jurisdiction over any dispute arising hereunder.

     9. This Agreement constitutes the entire Agreement between the parties and supersedes all previous understandings, communications, representations and agreements whether oral or written, with respect to the subject matter of this Agreement including without limiting the generality of the foregoing, that certain Employment Agreement dated as of January 15,1998 between Employee and Company (the "Employment Agreement"). Employee hereby waives any right to claim any benefits under the Employment Agreement and by executing this Agreement, the Employment Agreement is hereby declared null and void. There are no oral or written conditions, representations, warranties, undertakings or agreements between the parties except as expressly provided in this Agreement. This Agreement may not be modified except in writing signed by both parties.

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     10.  If any terms or provisions of this Agreement shall, to any extent and under any circumstance, be illegal, invalid or unenforceable, the remainder of this Agreement shall not be affected thereby and shall be valid and enforceable to the extent permitted by law.

                                         EDDIE BAUER, INC.

/s/ Richard Fersch                       By:
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RICHARD FERSCH

                                         Title: CEO
                                               --------------------------------

Date:12/21/01                            Date:  Jan 2, 2002
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                                  EXHIBIT A

For and in consideration of Employee's execution of the attached SEPARATION AGREEMENT AND GENERAL WAIVER AND RELEASE OF CLAIMS, the following additional benefits will be provided by the Company, less applicable deductions:

..    A lump sum payment of Two Million Dollars ($2,000,000). Payment to be made on or before the thirtieth (30) day of the month in the calendar month immediately following Employee's termination date (i.e., the last day of the transition period).

..    Commencing Jan 1, 2002, Company agrees to pay Employee One Hundred Thousand
                -----    --
..    Dollars ($100,000) per month (with a minimum guarantee of five (5) months)
     in lieu of Employee's base salary during a transition period to be determined by the Company in its sole discretion. The Company agrees to provide Employee with at least fourteen (14) days notice of the last day of the transition period. Employee's date of termination of employment with Company will be the last day of the transition period.

..    The Company will buy out the lease of Employee's current company automobile and will purchase and assign the title of that automobile to Employee.

..    Employee and his eligible family members will be immediately eligible to participate in and receive their current level of medical coverage through the Retiree Medical Program. If Employee elects this option, Employee will be responsible for paying the premiums for coverage under the Retiree Program.

..    Employee and his eligible (as defined in the Company's discount policy)
     family members will receive a forty-percent (40%) employee discount on products sold by The Spiegel Group subject to the other terms of the Company's discount policy.

..    Employee will be eligible for Executive Service Level of outplacement for a period of up to twelve (12) months provided by a service provider mutually agreed to by Company and Employee. Employee must commence such service within six (6) months after his date of termination of employment with the Company and the cost of such service may not exceed Fifteen Thousand Dollars ($15,000.00).

..    Employee will be eligible to continue to access resources and personnel provided through Working Solutions through twelve (12 months) following his date of termination.

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     Employee will be eligible to continue to be covered under the Company's split dollar insurance program at your current level (based upon three times a base compensation of $1,000,000) until the postretirement death benefit funding objectives of the policy have been achieved (i.e., there is enough cash value in the policy to allow The Spiegel Group to recover its premiums and to permit Employee to continue his policy). Though the program is funded assuming a decrease in the level of death benefit of 50% at plan maturity, under the current plan design, Employee may choose the amount of death benefit he wishes to maintain when he takes over the policy.

     The Company will continue to pay, on the same basis that it currently does, the Company share of the premium for Employee until he reaches age
     65. Employee will continue to be responsible for payment of the Employee portion of the premiums. At plan maturity, all Company premiums will be returned to The Spiegel Group.

EDDIE BAUER, INC.

                                          /s/ Richard Fersch
                                          --------------------------------
                                              RICHARD FERSCH

By:                                     Date:    12/21/01
   --------------------------                -----------------------------

Title:   CEO
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Date:     Jan 2, 2002
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